Exhibit 10.14
                       SEVERANCE AGREEMENT

     AGREEMENT dated as of the 14th day of March, 1999 between Insituform Technologies, Inc., a Delaware corporation (the
"Company"), and Robert L. Kelley (the "Executive").

                      W I T N E S S E T H:

     WHEREAS, the Board of Directors of the Company has determined that it is in the best interests of the Company and its stockholders to assure that the Company shall have the continued dedication of the Executive, and, accordingly, to extend to the Executive the arrangements hereinafter set forth;

     NOW, THEREFORE, in consideration of the mutual covenants and agreements hereinafter set forth, the parties hereby agree as follows:

                            ARTICLE I

                       CERTAIN DEFINITIONS

     As used in this Agreement, the following capitalized terms shall have the meanings set forth below:

          (a)  The term "1997 Agreement" shall mean the Severance
     Agreement dated June 19, 1997 between the Executive and the Company.

          (b)  The term "Change in Control" shall mean:

               (i) the acquisition by any "person" or "group" (as defined pursuant to Section 13(d) under the Securities Exchange Act of 1934) of "beneficial ownership" (as defined in Rule 13d-3 under said Act) of in excess of 50% of the combined voting power of the outstanding Voting Securities of the Company; and/or

               (ii) the replacement of 50% or more of the members of the Company's Board of Directors (excluding, for purposes of such calculation, the Chairman of the Board) over a one year period from the directors who constituted such Board at the beginning of such period, where such replacement shall not have been approved by a vote including at least a majority of the directors who were members of the Board at the beginning of such one-year period or whose election as members of the Board was previously so approved; and/or

               (iii) consummation of a merger, statutory share exchange or consolidation involving the Company or sale or other disposition of all or substantially all of the assets of the Company, unless following such transaction:
          (x) all or substantially all of the individuals and entities who were the "beneficial owners" (as hereinabove defined), respectively, of the outstanding Voting
          Securities immediately prior to such transaction
          "beneficially owned", directly or indirectly, more than 50% of the combined voting power of the then outstanding
          Voting Securities of the corporation resulting from such transaction in substantially the same proportion as their ownership immediately prior to such transaction of the outstanding Voting Securities of the Company, (y) no "person" or "group" (as hereinabove defined)
          "beneficially owns", directly or indirectly, 20% or more of the combined voting power of the then outstanding
          Voting Securities of such corporation except to the extent that such ownership existed prior to such transaction and (z) at least a majority of the members of the board of directors resulting from such transaction were members of the Company's Board of Directors immediately prior to such transaction or were nominated by at least a majority of the members of the Company's
          Board of Directors at the time of the execution of the initial agreement for such transaction, or by the action of the Company's Board of Directors providing for such transaction; and/or

               (iv) approval by the stockholder of the Company of a complete liquidation or dissolution of the Company.

          (c) The term "Excise Tax" shall have the meaning set forth under Paragraph A of Article III hereof.

          (d) The term "good reason" shall mean (1) the assignment to the Executive by the Company of duties inconsistent with the position of Vice President and General Counsel of the Company (including status, offices, titles and reporting requirements), or any authority, duties or responsibilities not at least commensurate in all material respects with the most significant of those exercised or assigned to the Executive during the 120-day period prior to the date hereof; or (2) any other action by the Company which results in a diminution in such position, authority, duties or responsibilities (excluding any isolated, insubstantial and inadvertent action by the Company not taken in bad faith and which is remedied by the Company promptly after receipt of notice thereof from the Executive); or (3) the Company's requiring the Executive to be based at any office or location other than in metropolitan St. Louis or to travel on Company business during an extended period to a substantially greater extent than required during the Executive's employment with the Company and its Affiliates prior to the date hereof; or
     (4) subject to reasonable assessment by the Company of the performance of the Executive, adjustments in the base salary of the Executive or determination of achievement of bonus entitlement or calculation of stock option grants, in each case not at least substantially commensurate with the treatment by the Company with respect to other peer executives of the Company and its Affiliates (hereinafter referred to as the "Peer Group").

          (e) The term "Gross-Up Payment shall have the meaning set forth under Paragraph A of Article III hereof.

          (f) The term "Other Plans" shall have the meaning set forth in paragraph B of Article II hereof.

          (g) The term "Payments" shall mean any payment or distribution by the Company to or for the benefit of the Executive pursuant to the terms of this Agreement (but determined without regard to any additional payments required under Article III hereof).

          (h) The term "Peer Group" shall have the meaning set forth in Paragraph (d) of this Article I.

          (i) The term "Severance Amount" shall mean the lump-sum cash payment set forth under Paragraph (b)(i) of Article II of the 1997 Agreement, it being understood and agreed, however, that, for purposes of the calculation of "Annual Base Salary" and "Annual Bonus" thereunder, the "Date of Termination" thereunder shall be deemed to be November 6, 1998 and the reference under said Paragraph (b)(i) to the "current fiscal year" shall be deemed to refer to "1998".

          (j) The term "Supplemental Letters" shall mean the notice dated October 9, 1998 delivered by the Executive to the Company under the 1997 Agreement, and the letter agreements dated, respectively, November 6 and December 18, 1998 between the Executive and the Company supplementing the 1997 Agreement.

          (k) The term "Voting Securities" shall mean the voting securities of the subject referenced entitled to vote generally in the election of directors.

Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned and ascribed to them in the 1997
Agreement.

                           ARTICLE II

                       SEVERANCE BENEFITS

     A. The Executive shall be entitled to payment by or on behalf of the Company of the Severance Amount in the following circumstances:

          (i) with 30 days after (x) termination by the Company of the Executive's employment for any reason, or (y) the Executive's death, or (z) the Executive's disability (defined as his inability to report for work for a period of four months or longer);

          (ii) within six months after termination by the Executive of his employment for "good reason";

          (iii) within 30 days after termination by the Executive of his employment during the 30-day period immediately following the first anniversary of any Change in Control; or

          (iv) in the event of termination by the Executive of his employment other than for "good reason" or pursuant to clause
     (iii) immediately preceding, at the later of (x) December 31, 2002 or (y) on or prior to any June 30 or December 31 following no less than six months' prior written notice by the Executive to the Company that such payment is due;

it being acknowledged and agreed that the Executive's entitlement to the Severance Amount arising from any termination of employment as aforesaid shall survive any disability (or death), or any other event subsequent to termination.

     B. For three years after the termination of the Executive's employment for any reason, or such longer period as may be provided by the terms of the appropriate plan, program, practice or policy, the Company shall continue benefits to the Executive and/or the Executive's family at least equal to all those which would have been provided to them under the Welfare Benefit Plans and the car allowance and other plans, programs or arrangements applicable to Company employees generally or to the Peer Group specifically (such car allowance and other plans, programs and arrangements herein referred to, collectively, as "Other Plans") in effect at November 6, 1998, as if the Executive's employment had not been terminated or, if more favorable to the Executive, the benefits available under the Welfare Benefit Plans, Other Plans or new plans, programs or arrangements, as in effect generally at any time thereafter with respect to other employees of the Company generally or the Peer Group specifically and their families, provided, however, that if and to the extent the Executive becomes reemployed with another employer and is eligible to receive medical or other welfare benefits under another employer provided plan, the medical and other welfare benefits described herein shall be secondary to those provided under such other plan during such applicable period of eligibility; provided, further, that if and to the extent the Executive is eligible to receive medical or other welfare benefits under any retirement plan provided by Monsanto Company, or any successor thereto, the medical and other welfare benefits described herein shall be secondary to those provided under such other plan during such applicable period of eligibility (subject to reimbursement by the Company to the Executive of his premium under such other plan). For purposes of determining eligibility (but not the time of commencement of benefits) of the Executive for retiree benefits pursuant to such plans, practices, programs and policies, the Executive shall be considered to have remained employed until three years after the termination of his employment and to have retired on the last day of such period.

     C. In the event the Executive's employment shall terminate for any reason, to the extent not theretofore paid or provided the Company shall timely pay or provide to the Executive any other amounts or benefits required to be paid or provided or which the Executive is eligible to receive under any plan, program, policy or practice or contract or agreement of the Company and its affiliated companies.

                           ARTICLE III

                   CERTAIN ADDITIONAL PAYMENTS

     A. Except as set forth below, in the event it shall be determined that any Payments would be subject to any excise tax imposed by Section 4999 of the Code, and any interest or penalties incurred by you with respect to such excise tax (herein referred to, collectively, as the "Excise Tax"), then you shall be entitled to receive an additional payment (herein referred to as a "Gross-Up Payment") in an amount such that after payment by you of all taxes, including, without limitation, any income taxes (and any interest and penalties imposed with respect thereto), and Excise Tax imposed upon the Gross-Up Payment, you retain an amount of the Gross-Up Payment equal to the Excise Tax imposed upon the Payments. Notwithstanding the foregoing provisions of this Paragraph A, if it shall be determined that you are entitled to a Gross-Up Payment, but that the Payments do not exceed 110% of the greatest amount that could be paid to you such that the receipt of Payments would not give rise to any Excise Tax, then no Gross-Up Payment shall be made to you and the Payments, in the aggregate, shall be reduced to such greatest amount.

     B. All determinations required to be made under this Article III shall be made by the Company's independent auditors, who shall provide detailed supporting calculations both to the Company and you within 15 business days of the receipt of notice from you that there has been a Payment, or such earlier time as is requested by the Company. All fees and expenses of the accounting firm acting hereunder shall be borne solely by the Company. Any Gross-Up Payment, as determined pursuant to this Article III, shall be paid by the Company to you within five days of the receipt of the accounting firm's determination.

     C. The Executive shall promptly notify the Company in writing of any claim by the Internal Revenue Service that, if successful, would require the payment by the Company of the Gross-Up Payment. If the Company notifies the Executive in writing prior to the expiration of 30 days after receipt of such notice that it desires to contest such claim, the Executive shall: (A) give the Company any information reasonably requested by the Company relating to such claim, and (B) take such action in connection with contesting such claim as the Company shall reasonably request in writing from time to time, including, without limitation, accepting legal representation with respect to such claim by an attorney reasonably selected by the Company, provided, however, that the Company shall bear and pay directly all costs and expenses (including additional interest and penalties) incurred in connection with such contest. Without limitation on the foregoing provisions of this Article III, the Company shall control all proceedings taken in connection with such contest.

                           ARTICLE IV

                      NOTICE OF TERMINATION

     Any termination by the Executive of his employment for other than "good reason" shall be subject to no less than six months' prior written notice of termination delivered by the Executive to the Company.

                            ARTICLE V

                          MISCELLANEOUS

     A. All notices and other communications hereunder shall be in writing and shall be given by hand delivery to the other party or by registered or certified mail, return receipt requested, postage prepaid, addressed as follows:

               If to the Executive:

               317 Cabin Grove Lane
               Creve Coeur, Missouri 63141

               If to the Company:

               702 Spirit 40 Park Drive
               Chesterfield, Missouri 63005

               Attention:  President

               With a copy to:

               Krugman & Kailes LLP
               Park 80 West - Plaza Two
               Saddle Brook, New Jersey  07663

               Attention: Howard Kailes, Esq.


or to such other address as either party shall have furnished to the other in writing in accordance herewith. Notice and communications shall be effective when actually received by the addressee.

     B. This Agreement shall contain the entire agreement of the parties with respect to the transactions contemplated hereby. Without limiting the generality of the foregoing (and except to the extent certain provisions of the 1997 Agreement are referenced hereunder), the terms hereof supersede in all respects: (i) the letter agreement dated February 23, 1996 between the parties hereto, (ii) the 1997 Agreement, and (iii) the Supplemental Letters, which are hereby terminated and shall have no further force or effect.

     C. (i) This Agreement is personal to the Executive and without the prior written consent of the Company shall not be assignable by the Executive otherwise than by will or the laws of descent and distribution. This Agreement shall inure to the benefit of and be enforceable by the Executive's legal representatives.

          (ii) This Agreement shall inure to the benefit of and be binding upon the Company and its successors and assigns.

          (iii) The Company will require any successor (whether direct or indirect, by purchase, merger, consolidation or other-
wise) to all or substantially all of the business and/or assets of the Company to assume expressly and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform it if no such succession had taken place. As used in this Agreement, "Company" shall mean the Company as hereinbefore defined and any successor to its business and/or assets as aforesaid which assumes and agrees to perform this Agreement by operation of law, or otherwise.

     D. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, without reference to principles of conflict of laws. The captions of this Agreement are not part of the provisions hereof and shall have no force or effect. This Agreement may not be amended or modified otherwise than by a written agreement executed by the parties hereto or their respective successors and legal representatives.

     E. The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement.

     F. The Company may withhold from any amounts payable under this Agreement such federal, state, local or foreign taxes as shall be required to be withheld pursuant to any applicable law or regulation.

     G. The Executive's or the Company's failure to insist upon strict compliance with any provision of this Agreement the failure to assert any right the Executive or the Company may have hereunder, including, without limitation, the right of the Executive to terminate employment for "good reason", shall not be deemed to be a waiver of such provision or right or any other provision or right of this Agreement.

     H. This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which taken together shall constitute one and the same instrument.

     IN WITNESS WHEREOF, the Executive has hereunto set the Executive's hand and, pursuant to the authorization from its Board of Directors, the Company has caused these presents to be executed in its name on its behalf, all as of the day and year first above written.

                              Executive:

                              s/Robert L. Kelley
                              ----------------------------------
                              Robert L. Kelley


                              Insituform Technologies, Inc.


                              By s/Anthony W. Hooper
                                --------------------------------
                                   President

HAND DELIVERY

October 9, 1998

Insituform Technologies, Inc.
702 Spirit 40 Park drive
Chesterfield, MO 63005

Attention: Anthony W. Hooper, Chairman,
 President & CEO


Gentlemen:

Reference is hereby made to the Severance Agreement dated June 19, 1997 (the "Agreement") between Insituform Technologies, Inc. (the "Company") and the undersigned. Capitalized terms utilized herein and not otherwise defined herein shall have the respective meanings ascribed to them in the Agreement.

This letter shall constitute a Notice of Termination pursuant to the Agreement, notifying the Company of the termination by the undersigned of his employment with the Company and its Affiliates for Good Reason. In accordance with the Agreement, the undersigned hereby advises the Company as follows:

(a) Paragraph (p) of Article I of the Agreement provides that a "termination by the Executive for any reason during the 30-day period immediately following the first anniversary of the Effective Date ... shall be deemed to be a termination for Good Reason for all purposes of this Agreement."

(b) The Effective Date occurred on October 8, 1997, as a result of a Change of Control described in paragraph (g)(i) of Article
     I of the Agreement, upon the election the Board of at least two members other than pursuant to the circumstances described under clauses (x) or (y) of said paragraph and, in particular, pursuant to the circumstances described in the Company's proxy statement dated August 25, 1997. Accordingly, the termination to which this Notice of Termination relates shall be deemed a termination for Good Reason.

(c) The Date of Termination shall be November 6, 1998 (which is not later than 30 days after the first anniversary of the Effective Date).

This Notice of Termination may be withdrawn by the undersigned in the event that the Company and the undersigned reach a mutually satisfactory new agreement on or before November 6, 1998, in which event this letter and Notice of termination hereunder shall have no further effect.

Please acknowledge your receipt of this letter and the Notice of Termination herein by countersigning the enclosed copy of this letter in the space provided below and returning the copy to the undersigned.

Your acknowledgement also constitutes confirmation that the address of the Company for purposes of notices and other communications as set out in paragraph (a) of Article IV of the Agreement is amended to read as set out at the head of this letter.


                                   Very truly yours,


                                   s/Robert L. Kelley
                                   ----------------------------
                                   Robert L. Kelley

RECEIPT ACKNOWLEDGED
INSITUFORM TECHNOLOGIES, INC.


By: s/Anthony W. Hooper
   -------------------------

                                        November 6, 1998

Mr. Robert L. Kelley
317 Cabin Grove Lane
Creve Coeur, Missouri 63141


Dear Mr. Kelley:

Reference is hereby made to: (i) the Severance Agreement dated June 19, 1997 (the "Agreement") between you and Insituform Technologies, Inc. (the "Company"); and (ii) the Notice of Termination dated
October 9, 1998 delivered by you to the Company thereunder.

In connection with the foregoing, the Company and you hereby agree as follows (capitalized terms used herein and not otherwise defined herein, to have the same meanings ascribed to them in the Agreement):

          (a) The Company hereby acknowledges that the foregoing Notice of Termination has been timely delivered and that, as modified pursuant to this letter, shall for all purposes of the Agreement be deemed to evidence termination for Good Reason, as defined in the final sentence of Paragraph (p) of
     Article I of the Agreement.

          (b) Notwithstanding anything to the contrary contained in the Agreement (including without limitation, the provisions of clause (iii) of Paragraph (s) of Article I of the Agreement), and without prejudice to any of your rights under the Agreement arising from delivery of the aforesaid Notice of Termination, the Date of Termination referenced in the aforesaid Notice of Termination (the "Original Date of Termination") shall, for all purposes of the Agreement (except as set forth in the immediately succeeding paragraph), be postponed to December 14, 1998 (the postponed date as aforesaid to be the "Postponed Date of Termination").

Mr. Robert L. Kelley                             November 6, 1998
Page 2 of 2


          (c) Without limiting the generality of paragraph (b) immediately preceding, you and the Company acknowledge and agree that the lump-sum cash payment required under Paragraph
     (b)(i) of Article II of the Agreement shall be made within 30 days of the Postponed Date of Termination, but not earlier than January 2, 1999, and the continuation of benefits required under Paragraph (b)(ii) of said Article II shall extend through the period of three years after the Postponed Date of Termination; it being understood and agreed, however, that, for purposes of the calculation of Annual Base Salary and Annual Bonus under the Agreement, the Date of Termination shall be deemed to be the Original Date of Termination, and reference under said Paragraph (b)(i) to the "current fiscal year" shall be deemed to refer to the "fiscal year of the Date of Termination" (with such last date deemed to be the Original Date of Termination).

          (d) Notwithstanding anything in this letter to the contrary (including, without limitation, paragraph (c) immediately preceding), you and the Company acknowledge and agree that you have the right to accelerate the Postponed Date of Termination (the "Accelerated Postpone Date of Termination") in the event of the occurrence of any change (or approval of a change) in the governance of the Company occurring at any time after the date of this letter or change (or approval of change) in the equity ownership of the Company held by affiliates of the Company; such Accelerated Postponed Date of Termination to be effective immediately upon hand delivery to the Company of your written notice of Accelerated Postponed Date of Termination or effective the date of postmark of such written notice if mailed through the United States Postal Service.


     The Company and you hereby acknowledge and agree that your entitlement to the benefits of the Agreement arising from termination by you for Good Reason as aforesaid during the Protected Period shall survive any Disability (or death), or any other event, subsequent to the date hereof.

     Except as stated herein, all provisions of the Agreement shall remain in full force and effect, without modification and without adverse effect on any rights, benefits or privileges conferred on you pursuant to the Agreement.

     If the foregoing accurately reflects our agreement, kindly acknowledge your acceptance hereof by countersigning the enclosed copy of this letter in the space below provided and returning such signed copy to the undersigned.

     Your acknowledgement also constitutes confirmation that your address for purposes of notices and other communications as set out in paragraph (a) of Article IV of the Agreement is amended to read as set out at the head of this letter.

                                   Very truly yours,

                                   INSITUFORM TECHNOLOGIES, INC.



                                   By s/Anthony W. Hooper
                                     ----------------------------

ACCEPTED AND AGREED:


s/Robert L. Kelley
--------------------------
Robert L. Kelley
                                          as of December 18, 1998


Mr. Robert L. Kelley
317 Cabin Grove Lane
Creve Coeur, Missouri  63141


Dear Mr. Kelley:

     Reference is hereby made to: (i) the Severance Agreement dated June 19, 1997 (the "Agreement") between you and Insituform
Technologies, Inc. (the "Company"); (ii) the Notice of Termination dated October 9, 1998 delivered by you to the Company thereunder;
and (iii) the letter agreement dated November 6, 1998 (the
"Moratorium Letter") between you and the Company.

     This letter shall evidence that the Company and you hereby agree that the reference in the Moratorium Letter to "December 14, 1998" shall be modified to refer to "March 14, 1999"; and that the Moratorium Letter, as so amended, shall remain in full force and effect.

     If the foregoing accurately reflects our agreement, kindly so indicate by countersigning the enclosed copy of this letter in the space below provided and returning such signed copy to the undersigned.

                              Very truly yours,

                              INSITUFORM TECHNOLOGIES, INC.


                              By s/Anthony W. Hooper
                                ------------------------------

ACCEPTED AND AGREED:



s/Robert L. Kelley
-----------------------------
Robert L. Kelley